UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2023

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500
Houston,	Texas	77024
(Address of principal executive offices)		(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Asset-Based Revolving Credit Agreement

On April 26, 2023 (the “Closing Date”), Par Pacific Holdings, Inc. (the “Company”), Par Petroleum, LLC (“Par Petroleum”), Par Hawaii, LLC (“Par Hawaii”), Hermes Consolidated, LLC (“Hermes”), Wyoming Pipeline Company LLC (“Wyoming Pipeline”), Par Montana, LLC (“Par Montana”) and Par Rocky Mountain Midstream, LLC (“Par Rocky,” and collectively with the Par Petroleum, Par Hawaii, Hermes, Wyoming Pipeline and Par Montana, the “Borrowers”) entered into that certain Asset-Based Revolving Credit Agreement (as amended from time to time, the “ABL Credit Agreement”) with the lenders party thereto, as lenders (the “Lenders”), the issuing banks party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent for each member of the lender group (the “Agent”), and Wells Fargo Bank, National Association, Bank of America, N.A., Goldman Sachs Bank USA, MUFG Bank, LTD and Fifth Third Bank, National Association, as joint lead arrangers and joint bookrunners, providing for a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $150 million (the “Initial Facility”) plus, subject to certain conditions set forth therein, commitments to increase the Initial Facility in an aggregate principal amount of up to $450 million (such increase, the “Billings Incremental Facility,” together with the Initial Facility, the “Facilities”). The Initial Facility permits the issuance of letters of credit of up to $65 million, with an increase to $250 million for the Billings Incremental Facility.

Proceeds from borrowings under the Facilities will be used, among other things, to (i) (a) refinance certain existing indebtedness and (b) in the case of the Billings Incremental Facility, to finance the acquisition of certain related assets, and (ii) finance ongoing working capital requirements and other general corporate purposes. The Initial Facility is undrawn at closing.

The interest rates applicable to borrowings under the Facilities are based on a fluctuating rate of interest measured by reference to either, at the Borrowers’ option, (i) a base rate, plus an applicable margin, or (ii) a Adjusted Term Secured Overnight Financing Rate (“SOFR”), plus an applicable margin. The initial applicable margin for borrowings under the Facilities is 0.50% per annum with respect to base rate borrowings and 1.50% per annum with respect to SOFR borrowings, and the applicable margin for such borrowings after June 30, 2023 will be based on the Borrowers’ quarterly average excess availability as determined by reference to a borrowing base, ranging from 0.25% per annum to 0.75% per annum with respect to base rate borrowings and from 1.25% per annum to 1.75% per annum with respect to SOFR borrowings.

In addition, the Facilities will require the Borrowers to pay an unused line fee on the average amount of unused commitments thereunder in each quarter, which fee will be at a rate of 0.25% or 0.30%, depending on average commitment usage for such quarter. The Borrowers will pay a ticking fee on the Billing Incremental Facility on the first day of each month, which fee will be at a rate of 0.300% per annum depending on the average aggregate principal amount of the Billings Incremental Facility.

The Facilities are required to be prepaid (i) to the extent extensions of credit thereunder exceed the lesser of the borrowing base and the aggregate commitments and (ii) from 100% of the Borrowers and their restricted subsidiaries’ net cash proceeds from the issuance or incurrence of debt obligations for borrowed money not permitted under the ABL Credit Agreement. In addition, if excess availability as determined by reference to a borrowing base falls below a specified threshold or if certain events of default occur under the ABL Credit Agreement, all cash proceeds of collateral pledged under the ABL Credit Agreement will be applied to repay the Facilities or secure certain obligations thereunder, subject to the right to reborrow thereafter under the Facilities. The Borrowers may voluntarily repay and reborrow outstanding loans under the Facilities at any time without a premium or penalty, other than customary “breakage” costs with respect to SOFR loans.

The Facilities will mature and the commitments thereunder will terminate five years after the Closing Date.

Pursuant to certain guaranty and security agreements, the obligations of the Borrowers under the ABL Credit Agreement are guaranteed by the Company and certain of its direct and indirect, existing and future, wholly-owned domestic subsidiaries, subject to customary exceptions and limitations.

The Facilities are secured by a first priority lien over substantially all of the Borrowers’ and certain grantors’ receivables, inventory, renewable identification numbers, deposit and securities accounts and related books and records and certain other personal property, subject to certain customary exceptions.

The Facilities contain springing financial covenants that require the Borrowers, after excess availability under the Facilities falls below the greater of (x) $10 million for the Initial Facility (or $40 million for the Billings Incremental Facility) and (y) 10% of the lesser of the borrowing base and the maximum revolver amount, to comply with a minimum financial coverage fixed charge coverage ratio and a minimum Borrower Group Fixed Charge Coverage Ratio of 1.00 to 1.00 until excess availability is greater than such threshold for a period of 30 consecutive days. In addition, the ABL Credit Agreement is subject to negative covenants that, among other things and subject to certain exceptions, limit the Borrowers’ ability and the ability of their restricted subsidiaries to: (i) incur indebtedness or make guarantees of indebtedness; (ii) incur liens; (iii) make investments, loans and acquisitions; (iv) merge, liquidate or dissolve; (v) sell assets, including capital stock of subsidiaries; (vi) pay dividends on capital stock or redeem, repurchase or retire capital stock; (vii) alter the Borrowers’ business; (viii) engage in transactions with the Borrowers’ affiliates; (ix) enter into agreements limiting subsidiary dividends and distributions; and (x) enter into certain hedging transactions.

The ABL Credit Agreement also contains certain representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control, which the Borrowers consider customary for facilities of this type). If an event of default occurs and is not cured or waived, the lenders under the ABL Credit Agreement are entitled to take various actions, including the acceleration of amounts due under the ABL Credit Agreement and all actions permitted to be taken by a secured creditor.

The ABL Credit Agreement provides that the Borrowers have the right at any time to request an increase in the commitment under the Facilities of up to $250 million. The lenders under the ABL Credit Agreement are not under any obligation to provide any such incremental commitments or loans, and any such addition of or increase in commitments or loans are subject to certain customary conditions precedent.

The foregoing description of the ABL Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the ABL Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Amendment to First Lien ISDA Master Agreement

On the Closing Date, U.S. Oil & Refining Co., an indirect wholly owned subsidiary of the Company, entered into that certain Thirty-First Amendment (the “Thirty-First Amendment”) to First Lien ISDA 2002 Master Agreement with Merrill Lynch Commodities, Inc. The Thirty-First Amendment facilitates the Company’s and Borrowers’ entry into the ABL Credit Agreement.

The foregoing description of the Thirty-First Amendment is qualified in its entirety by reference to the complete terms and conditions of the Thirty-First Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the entry into the ABL Credit Agreement, on the Closing Date, Par Petroleum, Par Hawaii, Hermes and Wyoming Pipeline terminated their previously existing Amended and Restated Loan and Security Agreement, dated as of February 2, 2022, initially described in the Company’s Current Report on Form 8-K filed on February 4, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1*
Asset-Based Revolving Credit Agreement, dated as of April 26, 2023, by and among Par Pacific Holdings, Inc., as Holdings, Par Petroleum, LLC, Par Hawaii, LLC, Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, Par Montana, LLC and Par Rocky Mountain Midstream, LLC, as Borrowers, Wells Fargo Bank, National Association, as Agent, Issuing Bank, and Swing Lender, the lenders party thereto, as the Lenders, and the other issuing banks party thereto, as Issuing Banks, and Wells Fargo Bank, National Association, Bank of America, N.A., Goldman Sachs Bank USA, MUFG Bank, LTD and Fifth Third Bank, National Association, as Joint Lead Arrangers and Joint Bookrunners.

10.2*	Thirty-First Amendment to First Lien ISDA 2002 Master Agreement, entered into as of April 26, 2023, by and between U.S. Oil & Refining Co. and Merrill Lynch Commodities, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated:	May 1, 2023	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Senior Vice President, General Counsel, and Secretary